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                                                                     EXHIBIT 5.1

                             HOGAN & HARTSON L.L.P.
                                 COLUMBIA SQUARE
                           555 THIRTEENTH STREET, N.W.
                           WASHINGTON, D.C. 20004-1109
                               TEL (202) 637-5600
                               FAX (202) 637-5910


                               September 27, 1999


Board of Directors
New Plan Excel Realty Trust, Inc.
1120 Avenue of the Americas
New York, New York  10036

Ladies and Gentlemen:

     We are acting as counsel to New Plan Excel Realty Trust, Inc., a Maryland corporation (the "Company"), in connection with its registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the public offering by the Company of up to 664,316 shares of common stock of the Company, par value $.01 per share, all of which shares (the "Shares") may be issued in connection with the redemption of units of limited partner interest of Excel Realty Partners, L.P. ("ERPLP"), a Delaware limited partnership of which New Plan DRP Trust, a wholly owned subsidiary of the Company, is the sole general partner, by holders thereof in exchange for Shares. This opinion letter is furnished to at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents:

          1.   An executed copy of the Registration Statement.

          2. The charter of the Company, as certified by the State Department of Assessments and Taxation of the State of Maryland on July 12, 1999 and by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

          3. The bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

          4. Resolutions of the Board of Directors of the Company adopted by unanimous written consent as of September 23, 1999, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the issuance and sale of the Shares and arrangements in connection therewith (the "Resolutions").

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We also have assumed that the Shares will not be issued in violation of the ownership limit contained in the Company's charter. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     This opinion letter is based as to matters of law solely on Maryland corporate law. We express no opinion


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herein as to any other laws, statutes, ordinances, rules or regulations.

     Based upon, subject to and limited by the foregoing, we are of the opinion that following issuance of the Shares upon redemption of units of limited partner interest in ERPLP in the manner and on the terms authorized in the Resolutions, the Shares will be validly issued, fully paid and nonassessable.

     This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                          Very truly yours,

                                          /s/ Hogan & Hartson L.L.P.
                                          HOGAN & HARTSON L.L.P.